SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2006 (January 24, 2006)

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31721	98-0395986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Pitts Bay Road Pembroke, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 441-296-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On January 24, 2006, Mr. Edward J. Kelly, III notified AXIS Capital Holdings Limited, a Bermuda corporation (the “Company”), that he was resigning as a director of the Company effective January 31, 2006 due to guidelines published by Institutional Shareholder Services recommending that Chief Executive Officers of publicly-traded companies serve on no more than two public boards outside of their own board.  Mr. Kelly is the Chairman of the Board, Chief Executive Officer and President of Mercantile Bankshares Corporation.  Mr. Kelly did not resign as the result of any disagreement with the Company.  The Company’s board of directors has no immediate plans to appoint a replacement for Mr. Kelly, although reserves the right to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2006	AXIS CAPITAL HOLDINGS LIMITED

	By:	/s/ Carol S. Rivers
Carol S. Rivers
General Counsel and Secretary